SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               Form 8-K/A
                            Amendment No. 1

                            Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): February 25, 1999


                       Trans Global Services, Inc.
          (Exact name of Registrant as Specified in its Charter)

Delaware                           0-23382                    62-1544008
(State or other jurisdiction    (Commission                 (IRS Employer
 of incorporation                File No.)                   Identification No.)


1393 Veterans Memorial Highway, Hauppauge, New York 11788
(Address of Principal Executive Office)


Registrant's telephone number, including area code:  (516) 724-0006

Item 5.  Other Events.

Pursuant to the previously reported February 25, 1999 agreement between Consolidated Technology Group Ltd. ("Consolidated"), SIS Capital Corp. ("SISC"), a wholly-owned subsidiary of Consolidated, and the Registrant, on May 3, 1999, Consolidated, through SISC, transferred 1,150,000 shares of the Registrant's common stock to the Registrant in consideration of the cancellation of shares of Consolidated's Series G 2% Cumulative Redeemable Preferred Stock owned by the Registrant, including accrued dividends, and certain other obligations due to Trans Global. The transfer of the 1,150,000 shares to the Registrant reduced Consolidated's holdings in the Registrant to 379,994 shares, or approximately 14.2% of its outstanding common stock. Prior to the transfer, Consolidated owned 40.1% of the Registrant's outstanding common stock.

On May 3, 1999, the Registrant received the resignation of Mr. Donald Chaifetz as a director.

                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                    TRANS GLOBAL SERVICES, INC.




Date: May 4, 1999                                    Joseph G. Sicinski
                                                     President and CEO